                                LEASE AGREEMENT

                           (Multi-Tenant Industrial)

INDEX
-----

(S)                         SECTION                           PAGE
---                         -------                           ----

1.   Summary of Terms and Certain Definitions.................  1
2.   Premises.................................................  2
3.   Acceptance of Premises...................................  2
4.   Use; Compliance..........................................  2
5.   Term.....................................................  2
6.   Minimum Annual Rent......................................  3
7.   Operation of Property; Payment of Expenses...............  3
8.   Signs....................................................  4
9.   Alterations and Fixtures.................................  5
10.  Mechanics' Liens.........................................  5
11.  Landlord's Right of Entry................................  5
12.  Damage by Fire or Other Casualty.........................  5
13.  Condemnation.............................................  6
14.  Non-Abatement of Rent....................................  6
15.  Indemnification of Landlord..............................  6
16.  Waiver of Claims.........................................  6
17.  Quiet Enjoyment..........................................  6
18.  Assignment and Subletting................................  6
19.  Subordination; Mortgagee's Rights........................  7
20.  Recording; Tenant's Certificate..........................  7
21.  Surrender; Abandoned Property............................  8
22.  Curing Tenant's Defaults.................................  8
23.  Defaults - Remedies......................................  8
24.  Representations of Tenant................................  9
25.  Liability of Landlord....................................  9
26.  Interpretation; Definitions.............................. 10
27.  Notices.................................................. 10
28.  Security Deposit......................................... 11
29.                                                            R-1

  THIS LEASE AGREEMENT is made by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership ("LANDLORD") with its address at

65 Valley Stream Parkway, Malvern, PA  19355  and Astropower, Inc. a corporation
---------------------------------------------     ----------------   -----------
organized under the laws of  Delaware ("TENANT") with its address at Solar Park,
                             ---------                              ------------
Newark, DE  19716-2000 and is dated as of the date on which this lease has been
----------------------
fully executed by Landlord and Tenant.


1.  SUMMARY OF TERMS AND CERTAIN DEFINITIONS.
    ----------------------------------------
   (a)  "PREMISES":       Approximate rentable square feet:    60,300
                                                              -------
        (Section 2)       Suite:                               3
                                                              ---------

   (b)  "BUILDING":       Approximate rentable square feet:    130,800
                                                              ---------
        (S2)              Address: 231 Lake Drive, Newark , DE  19702
                                   ------------------------------------
                                   ------------------------------------

   (c)  "TERM":           One hundred twenty (120) months plus any partial month from the Commencement
                          ------------------  ---
        (S5)              Date until the first day of the first full calendar month during the Term

        (I)               "COMMENCEMENT DATE":                June 1, 1998
                                                              -------------

        (II)              "EXPIRATION DATE":  See Section 5

   (D)  MINIMUM RENT (S6) & OPERATING EXPENSES (S7)

   (I)  "MINIMUM ANNUAL RENT":    $284,808.00 (Two hundred eighty four thousand
                                   ---------- ---------------------------------
eight hundred eight and 00/100 Dollars), payable in monthly installments
-------------------     ---
of $23,734.00 (Twenty three thousand seven hundred thirty-four  and 00/100
   -----------------------------------------------------------      --
Dollars), increased as follows:

   Lease Year            Annual             Monthly           Lease Year            Annual              Monthly
-----------------  ------------------  ------------------  ----------------  --------------------  ------------------
        2                 $291,444.00          $24,287.00          6                  $314,964.00          $26,247.00
        3                  296,868.00           24,739.00          7                   320,988.00           26,749.00
        4                  302,904.00           25,242.00          8                   327,624.00           27,302.00
        5                  308,928.00           25,744.00          9                   334,260.00           27,855.00
                                                                   10                  340,896.00           28,408.00

   (II)              Estimated "ANNUAL OPERATING EXPENSES":$54,264.00 (Fifty four thousand two hundred sixty-four
                                                           ----------  ------------------------------------------
                     and 00/100 Dollars), payable in monthly installments of  $4,522.00 (Four thousand five hundred
                         --                                                    --------  --------------------------
                     twenty-two and 00/100 Dollars), subject to adjustment ((S)7(a))
                     -------------- --

(E)  "PROPORTIONATE SHARE" (S7(a)):     46.10% (Ratio of approximate rentable square feet in the
                                        -----
                                        Premises to approximate rentable square feet in the
                                        Building)

(F)  "USE" (S4):   Warehouse, light assembly, manufacturing and
                  ----------------------------------------------
distribution   with appurtenant offices
-------------

(G)  "SECURITY DEPOSIT" (S28):   $28,256.00 (Twenty eight thousand two hundred fifty-six and  00/100
                                 -------------------------------------------------------      --
                                 Dollars)

(H)  CONTENTS:  This lease consists of the Index, pages 1 through 11 containing Sections 1 through 28 and the following, all of which are attached hereto and made a part of this lease:
                Rider with Sections 29 through  35
                                                ---
               Exhibits:       "A" - Plan showing Premises               "C"  - Building Rules
                               "B"  - Commencement Certificate Form      "D"  - Estoppel Certificate Form
                               "E" -  Plan                               "F" - Form of Letter of Credit

2.  PREMISES. Landlord hereby leases the Property including to Tenant and Tenant
    --------
hereby leases any driveways, sidewalks from Landlord the Premises as and parking, loading and shown on attached Exhibit "A" landscaped areas (the within the Building (the Building "COMMON AREAS"). and the lot on which it is located, the "PROPERTY"), together with the non-exclusive right with Landlord and other occupants of the Building to use all areas and facilities provided by Landlord for the use of all tenants in the Property including any driveways, sidewalks and parking, loading and landscaped areas (the "COMMON AREAS").

3.  ACCEPTANCE OF PREMISES.  Tenant has examined and knows the condition of the
    ----------------------
Property, the zoning, streets, sidewalks, parking areas, curbs and access ways adjoining it, visible easements, any surface conditions and the present uses, and Tenant accepts them in the condition in which they now are, without relying on any representation, covenant or warranty by Landlord. Tenant and its agents shall have the right, at Tenant's own risk, expense and responsibility, at all reasonable times prior to the Commencement Date, to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment; provided that the Premises are vacant and Tenant obtains Landlord's prior written consent.

4.  USE; COMPLIANCE.
    ---------------

    (a) PERMITTED USE. Tenant shall occupy and use the Premises for and only for the Use specified in Section 1(f) above and in such a manner as is lawful, reputable and will not create any nuisance or otherwise interfere with any other tenant's normal operations or the management of the Building. Without limiting the foregoing, such Use shall exclude any use that would cause the Premises or the Property to be deemed a "place of public accommodation" under the Americans with Disabilities Act (the "ADA") as further described in the Building Rules (defined below). All Common Areas shall be subject to Landlord's exclusive control and management at all times. Tenant shall not use or permit the use of any portion of the Property for outdoor storage or installations outside of the Premises nor for any use that would interfere with any other person's use of any portion of the Property outside of the Premises.

    (b) COMPLIANCE. Landlord represents that, as of the date of this lease, there is no action required with respect to the Premises or Common Areas under any laws (including Title III of the ADA), ordinances, notices, orders, rules, regulations and requirements applicable to the Premises or to the Common Areas. From and after the Commencement Date, Tenant shall comply promptly, at its sole expense, (including making any alterations or improvements) with all laws (including the ADA), ordinances, notices, orders, rules, regulations and requirements regulating the Property during the Term which impose any duty upon Landlord or Tenant with respect to Tenant's use, occupancy or alteration of, or Tenant's installations in or upon, the Property including the Premises, (as the same may be amended, the "LAWS AND REQUIREMENTS") and the building rules attached as Exhibit "C", as amended by Landlord from time to time (the "BUILDING RULES"). Provided, however, that Tenant shall not be required to comply with the Laws and Requirements with respect to the footings, foundations, structural steel columns and girders forming a part of the Property unless the need for such compliance arises out of Tenant's use, occupancy or alteration of the Property, or by any act or omission of Tenant or any employees, agents, contractors, licensees or invitees ("AGENTS") of Tenant. With respect to Tenant's obligations as to the Property, other than the Premises, at Landlord's option and at Tenant's expense, Landlord may comply with any repair, replacement or other construction requirements of the Laws and Requirements and Tenant shall pay to Landlord all costs thereof as additional rent.

    (c) ENVIRONMENTAL. Tenant shall comply, at its sole expense, with all Laws and Requirements as set forth above, all manufacturers' instructions and all requirements of insurers relating to the treatment, production, storage, handling, transfer, processing, transporting, use, disposal and release of hazardous substances, hazardous mixtures, chemicals, pollutants, petroleum products, toxic or radioactive matter (the "RESTRICTED ACTIVITIES"). Tenant shall deliver to Landlord copies of all Material Safety Data Sheets or other written information prepared by manufacturers, importers or suppliers of any chemical and all notices, filings, permits and any other written communications from or to Tenant and any entity regulating any Restricted Activities.

    (d) NOTICE. If at any time during or after the Term, Tenant becomes aware of any inquiry, investigation or proceeding regarding the Restricted Activities or becomes aware of any claims, actions or investigations regarding the ADA, Tenant shall give Landlord written notice, within 5 days after first learning thereof, providing all available information and copies of any notices.

5.  TERM.  The Term of this lease shall commence on the Commencement Date and
    ----
shall end at 11:59 p.m. on the last day of the Term (the "EXPIRATION DATE"), without the necessity for notice from either party, unless sooner terminated in accordance with the terms hereof. At Landlord's request, Tenant shall confirm the Commencement Date and Expiration Date by executing a lease commencement certificate in the form attached as Exhibit "B".

6.  MINIMUM ANNUAL RENT.  Tenant agrees to pay to Landlord the Minimum Annual
    -------------------
Rent in equal monthly installments in the amount set forth in Section 1(d) (as increased at the beginning of each lease year as set forth in Section 1(d)), in advance, on the first day of each calendar month during the Term, without notice, demand or setoff, at Landlord's address designated at the beginning of this lease unless Landlord designates otherwise; provided that rent for the first full month shall be paid at the signing of this lease. If the Commencement Date falls on a day other than the first day of a calendar month, the rent shall be apportioned pro rata on a per diem basis for the period from the Commencement Date until the first day of the following calendar month and shall be paid on or before the Commencement Date. As used in this lease, the term "LEASE YEAR" means the period from the Commencement Date through the succeeding 12 full calendar months (including for the first lease year any partial month from the Commencement Date until the first day of the first full calendar month) and each successive 12 month period thereafter during the Term.

7.    OPERATION OF PROPERTY; PAYMENT OF EXPENSES.
      ------------------------------------------

   (a) PAYMENT OF OPERATING EXPENSES. Tenant shall pay to Landlord the Annual Operating Expenses in equal monthly installments in the amount set forth in
Section 1(d) (prorated for any partial month), from the Commencement Date and continuing throughout the Term on the first day of each calendar month during the Term, as additional rent, without notice, demand or setoff; provided that the monthly installment for the first full month shall be paid at the signing of this lease. Landlord shall apply such payments to the operating expenses owed to Landlord by Tenant pursuant to the following Sections 7(b)-(f). The amount of the Annual Operating Expenses set forth in Section 1(d) represents Tenant's Proportionate Share of the estimated operating expenses during the first calendar year of the Term on an annualized basis; from time to time Landlord may adjust such estimated amount if the estimated operating expenses increase. By April 30th of each year (and as soon as practical after the expiration or termination of this lease or at any time in the event of a sale of the Property), Landlord shall provide Tenant with a statement of the actual amount of such expenses for the preceding calendar year or part thereof. Landlord or Tenant shall pay to the other the amount of any deficiency or overpayment then due from one to the other or, at Landlord's option, Landlord may credit Tenant's account for any overpayment. Tenant's obligation to pay the Annual Operating Expenses pursuant to this Section 7 shall survive the expiration or termination of this lease.

   (b) TAXES AND OTHER IMPOSITIONS. Tenant shall pay prior to delinquency all levies, taxes (including sales taxes and gross receipt taxes), assessments, liens, license and permit fees, which are applicable to the Term, and which are imposed by any authority or under any law, ordinance or regulation thereof, or pursuant to any recorded covenants or agreements, and the reasonable cost of contesting any of the foregoing (the "IMPOSITIONS") upon or with respect to the Premises, or any improvements thereto, or directly upon this lease or the Rent (defined in Section 7(f)) or amounts payable by any subtenants or other occupants of the Premises, or against Landlord because of Landlord's estate or interest herein. Additionally, Tenant shall pay as aforesaid its Proportionate Share of any Imposition which is not imposed upon the Premises as a separate entity but which is imposed upon all or part of the Property or upon the leases or rents relating to the Property.

        (i) Nothing herein contained shall be interpreted as requiring Tenant to pay any income, excess profits or corporate capital stock tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any Imposition or an increase in any Imposition.

        (ii) If it shall not be lawful for Tenant to reimburse Landlord for any of the Impositions, the Minimum Annual Rent shall be increased by the amount of the portion of such Imposition allocable to Tenant, unless prohibited by law.

   (c)  INSURANCE.

        (i) PROPERTY. Landlord shall keep in effect, and Tenant shall pay to Landlord its Proportionate Share of the cost of, insurance against loss or damage to the Building or the Property by fire and such other casualties as may be included within fire, extended coverage and special form insurance covering the full replacement cost of the Building (but excluding coverage of Tenant's personal property in, and any alterations by Tenant to, the Premises), and such other insurance as Landlord may reasonably deem appropriate or as may be required from time-to-time by any mortgagee.

        (ii) LIABILITY. Tenant, at its own expense, shall keep in effect comprehensive general public liability insurance with respect to the Premises and the Property, including contractual liability insurance, with such limits of liability for bodily injury (including death) and property damage as reasonably may be required by Landlord from time-to-time, but not less than a combined single limit of $1,000,000 per occurrence and a general aggregate limit of not less than $3,000,000 (which aggregate limit shall apply separately to each of Tenant's locations if more than the Premises); however, such limits shall not limit the liability of Tenant hereunder. The policy of comprehensive general public liability insurance also shall name Landlord and Landlord's agent as insured parties with respect to the Premises, shall be written on an "occurrence" basis and not on a "claims made" basis, shall provide that it is primary with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, shall provide that it shall not be cancelable or reduced without at least 30 days prior written notice to Landlord and shall be issued in form satisfactory to Landlord. The insurer shall be a responsible insurance carrier which is authorized to issue such insurance and licensed to do business in the state in which the Property is located and which has at all times during the Term a rating of no less than A VII in the most current edition of Best's Insurance Reports. Tenant shall deliver to Landlord on or before the

Commencement Date, and subsequently renewals of, a certificate of insurance evidencing such coverage and the waiver of subrogation described below.

        (iii) WAIVER OF SUBROGATION. Landlord and Tenant shall have included in their respective property insurance policies waivers of their respective insurers' right of subrogation against the other party. If such a waiver should be unobtainable or unenforceable, then such policies of insurance shall state expressly that such policies shall not be invalidated if, before a casualty, the insured waives the right of recovery against any party responsible for a casualty covered by the policy.

        (iv) INCREASE OF PREMIUMS. Tenant agrees not to do anything or fail to do anything which will increase the cost of Landlord's insurance or which will prevent Landlord from procuring policies (including public liability) from companies and in a form satisfactory to Landlord. If any breach of the preceding sentence by Tenant causes the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional rent promptly upon being billed.

   (d) REPAIRS AND MAINTENANCE; COMMON AREAS; BUILDING MANAGEMENT. Except as specifically otherwise provided in this Section (d), Tenant at its sole expense shall maintain the Premises in good order and condition, promptly make all repairs necessary to maintain such condition, and repair any damage to the Premises caused by Tenant or its Agents. All repairs made by Tenant shall utilize materials and equipment which are comparable to those originally used in constructing the Building and Premises. When used in this Section (d), the term "REPAIRS" shall include replacements and renewals when necessary.

        (i) Landlord, at its sole expense, shall make all necessary repairs to the footings, foundations, structural steel columns and girders forming a part of the Premises, provided that Landlord shall have no responsibility to make any repair until Landlord receives written notice of the need for such repair.

        (ii) Landlord, at Tenant's sole expense, shall maintain and repair the HVAC systems appurtenant to the Premises.

        (iii) Landlord shall make all necessary repairs to the roof, exterior portions of the Premises and the Building, utility and communications lines, equipment and facilities in the Building, which serve more than one tenant, and to the Common Areas, the cost of which shall be an operating expense of which Tenant shall pay its Proportionate Share, provided that Landlord shall have no responsibility to make any repair until Landlord receives written notice of the need for such repair. Landlord shall operate and manage the Property and shall maintain all Common Areas and any paved areas appurtenant to the Property in a clean and orderly condition. Landlord reserves the right to make alterations to the Common Areas from time to time. Operating expenses also shall include (A) all sums expended by Landlord for the supervision, maintenance, repair, replacement and operation of the Common Areas (including the costs of utility services), (B) any costs of building improvements made by Landlord to the Property that are required by any governmental authority or for the purpose of reducing operating expenses and (C) a management and administrative fee applicable to the overall operation of the Property.

        (iv) Notwithstanding anything herein to the contrary, repairs and replacements to the Property including the Premises made necessary by Tenant's use, occupancy or alteration of, or Tenant's installation in or upon the Property or by any act or omission of Tenant or its Agents shall be made at the sole expense of Tenant to the extent not covered by any applicable insurance proceeds paid to Landlord. Tenant shall not bear the expense of any repairs or replacements to the Property arising out of or caused by any other tenant's use, occupancy or alteration of, or any other tenant's installation in or upon, the Property or by any act or omission of any other tenant or any other tenant's Agents.

   (e) UTILITY CHARGES. Tenant shall pay for water, sewer, gas, electricity, heat, power, telephone and other communication services and any other utilities supplied to or consumed in or on the Premises. Landlord shall not be responsible or liable for any interruption in utility service, nor shall such interruption affect the continuation or validity of this lease.

   (f) NET LEASE. Except for the obligations of Landlord expressly set forth herein, this lease is a "triple net lease" and Landlord shall receive the Minimum Annual Rent as net income from the Premises, not diminished by any expenses other than payments under any mortgages, and Landlord is not and shall not be required to render any services of any kind to Tenant. The term "RENT" as used in this lease means the Minimum Annual Rent, Annual Operating Expenses and any other additional rent or sums payable by Tenant to Landlord pursuant to this lease, all of which shall be deemed rent for purposes of Landlord's rights and remedies with respect thereto. Tenant shall pay all Rent to Landlord within 30 days after Tenant is billed, unless otherwise provided in this lease, and interest shall accrue on all sums due but unpaid.

8.  SIGNS.  Except for signs which are located wholly within the interior of the
    -----
Premises and not visible from the exterior of the Premises, no signs shall be placed on the Property without the prior written consent of Landlord. All signs installed by Tenant shall be maintained by Tenant in good condition and Tenant shall remove all such signs at the termination of this lease and shall repair any damage caused by such installation, existence or removal.

9.    ALTERATIONS AND FIXTURES.
      ------------------------

   (a) Subject to Section 10, Tenant shall have the right to install its trade fixtures in the Premises, provided that no such installation or removal thereof shall affect any structural portion of the Property nor any utility lines, communications lines, equipment or facilities in the Building serving any tenant other than Tenant. At the expiration or termination of this lease and at the option of Landlord or Tenant, Tenant shall remove such installation(s) and, in the event of such removal, Tenant shall repair any damage caused by such installation or removal; if Tenant, with Landlord's written consent, elects not to remove such installation(s) at the expiration or termination of this lease, all such installations shall remain on the Property and become the property of Landlord without payment by Landlord.


   (b) Except for non-structural changes which do not exceed $5000 in the aggregate, Tenant shall not make or permit to be made any alterations to the Premises without Landlord's prior written consent. Tenant shall pay the costs of any required architectural/engineering reviews. In making any alterations,
(i) Tenant shall deliver to Landlord the plans, specifications and necessary permits, together with certificates evidencing that Tenant's contractors and subcontractors have adequate insurance coverage naming Landlord and Landlord's agent as additional insureds, at least 10 days prior to commencement thereof,
(ii) such alterations shall not impair the structural strength of the Building or any other improvements or reduce the value of the Property or affect any utility lines, communications lines, equipment or facilities in the Building serving any tenant other than Tenant, (iii) Tenant shall comply with Section 10 and (iv) the occupants of the Building and of any adjoining property shall not be disturbed thereby. All alterations to the Premises by Tenant shall be the property of Tenant until the expiration or termination of this lease; at that time all such alterations shall remain on the Property and become the property of Landlord without payment by Landlord unless Landlord gives written notice to Tenant to remove the same, in which event Tenant will remove such alterations and repair any resulting damage. At Tenant's request prior to Tenant making any alterations, Landlord shall notify Tenant in writing, whether Tenant is required to remove such alterations at the expiration or termination of this lease.

10.    MECHANICS' LIENS.  Tenant shall pay promptly any contractors and
       ----------------
materialmen who supply labor, work or materials to Tenant at the Property and shall take all steps permitted by law in order to avoid the imposition of any mechanic's lien upon all or any portion of the Property. Should any such lien or notice of lien be filed for work performed for Tenant other than by Landlord, Tenant shall bond against or discharge the same within 5 days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim. Nothing in this lease is intended to authorize Tenant to do or cause any work to be done or materials to be supplied for the account of Landlord, all of the same to be solely for Tenant's account and at Tenant's risk and expense. Throughout this lease the term "MECHANIC'S LIEN" is used to include any lien, encumbrance or charge levied or imposed upon all or any portion of, interest in or income from the Property on account of any mechanic's, laborer's, materialman's or construction lien or arising out of any debt or liability to or any claim of any contractor, mechanic, supplier, materialman or laborer and shall include any mechanic's notice of intention to file a lien given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person claiming to be entitled to any mechanic's lien.

11.    LANDLORD'S RIGHT OF ENTRY.    Tenant shall permit Landlord and its Agents
       -------------------------
to enter the Premises at all reasonable times following reasonable notice (except in the event of an emergency), for the purpose of inspection, maintenance or making repairs, alterations or additions as well as to exhibit the Premises for the purpose of sale or mortgage and, during the last 12 months of the Term, to exhibit the Premises to any prospective tenant. Landlord will make reasonable efforts not to inconvenience Tenant in exercising the foregoing rights, but shall not be liable for any loss of occupation or quiet enjoyment thereby occasioned.

12.    DAMAGE BY FIRE OR OTHER CASUALTY.
       --------------------------------

  (a) If the Premises or Building shall be damaged or destroyed by fire or other casualty, Tenant promptly shall notify Landlord and Landlord, subject to the conditions set forth in this Section 12, shall repair such damage and restore the Premises to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacement of the fixtures or alterations installed by Tenant. Landlord shall notify Tenant in writing, within 30 days after the date of the casualty, if Landlord anticipates that the restoration will take more than 180 days from the date of the casualty to complete; in such event, either Landlord or Tenant may terminate this lease effective as of the date of casualty by giving written notice to the other within 10 days after Landlord's notice. Further, if a casualty occurs during the last 12 months of the Term or any extension thereof, Landlord may cancel this lease unless Tenant has the right to extend the Term for at least 3 more years and does so within 30 days after the date of the casualty.

   (b) Landlord shall maintain a 12 month rental coverage endorsement or other comparable form of coverage as part of its fire, extended coverage and special form insurance. Tenant will receive an abatement of its Minimum Annual Rent and Annual Operating Expenses to the extent the Premises are rendered untenantable as determined by the carrier providing the rental coverage endorsement.

13.    CONDEMNATION.
       ------------

   (a) TERMINATION. If (i) all of the Premises are taken by a condemnation or otherwise for any public or quasi-public use, (ii) any part of the Premises is so taken and the remainder thereof is insufficient for the reasonable operation of Tenant's business or (iii) any of the Property is so taken, and, in Landlord's opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Property, then this lease shall terminate and all unaccrued obligations hereunder shall cease as of the day before possession is taken by the condemnor.

   (b) PARTIAL TAKING. If there is a condemnation and this lease has not been terminated pursuant to this Section, (i) Landlord shall restore the Building and the improvements which are a part of the Premises to a condition and size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which the condemnor took possession and (ii) the obligations of Landlord and Tenant shall be unaffected by such condemnation except that there shall be an equitable abatement of the Minimum Annual Rent according to the rental value of the Premises before and after the date upon which the condemnor took possession and/or the date Landlord completes such restoration.

   (c) AWARD. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a claim against the condemnor for moving expenses and business dislocation damages to the extent that such claim does not reduce the sums otherwise payable by the condemnor to Landlord. Except as aforesaid and except as set forth in (d) below, Tenant hereby assigns all claims against the condemnor to Landlord.

   (d) TEMPORARY TAKING. No temporary taking of the Premises shall terminate this lease or give Tenant any right to any rental abatement. Such a temporary taking will be treated as if Tenant had sublet the Premises to the condemnor and had assigned the proceeds of the subletting to Landlord to be applied on account of Tenant's obligations hereunder. Any award for such a temporary taking during the Term shall be applied first, to Landlord's costs of collection and, second, on account of sums owing by Tenant hereunder, and if such amounts applied on account of sums owing by Tenant hereunder should exceed the entire amount owing by Tenant for the remainder of the Term, the excess will be paid to Tenant.

14.    NON-ABATEMENT OF RENT.  Except as otherwise expressly provided as to
       ---------------------
damage by fire or other casualty in Section 12(b) and as to condemnation in
Section 13(b), there shall be no abatement or reduction of the Rent for any cause whatsoever, and this lease shall not terminate, and Tenant shall not be entitled to surrender the Premises.

15.    INDEMNIFICATION OF LANDLORD.  Subject to Sections 7(c)(iii) and 16,
       ---------------------------
Tenant will protect, indemnify and hold harmless Landlord and its Agents from and against any and all claims, actions, damages, liability and expense (including fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property in or about the Premises or arising out of the occupancy or use of the Premises by Tenant or its Agents or occasioned wholly or in part by any act or omission of Tenant or its Agents, whether prior to, during or after the Term, except to the extent such loss, injury or damage was caused by the negligence of Landlord or its Agents. In case any action or proceeding is brought against Landlord and/or its Agents by reason of the foregoing, Tenant, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonably acceptable to Landlord and its Agents) designated by the insurer whose policy covers such occurrence or by counsel designated by Tenant and approved by Landlord and its Agents. Tenant's obligations pursuant to this
Section 15 shall survive the expiration or termination of this lease.

16.  WAIVER OF CLAIMS.  Landlord and Tenant each hereby waives all claims for
     ----------------
recovery against the other for any loss or damage which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party or its Agents; provided, however, that such waiver by Landlord shall not be effective with respect to any liability of Tenant described in Sections 4(c) and 7(d)(iv).

17.  QUIET ENJOYMENT.  Landlord covenants that Tenant, upon performing all of
     ---------------
its covenants, agreements and conditions of this lease, shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this lease.

18.    ASSIGNMENT AND SUBLETTING.
       -------------------------

   (a) LIMITATION. Tenant shall not transfer this lease, voluntarily or by operation of law, without the prior written consent of Landlord which shall not be withheld unreasonably. However, Landlord's consent shall not be required in the event of any transfer by Tenant to an affiliate of Tenant which is at least as creditworthy as Tenant as of the date of this lease and provided Tenant delivers to Landlord the instrument described in Section (c)(iii) below, together with a certification of such creditworthiness by Tenant and such affiliate. Any transfer not in conformity with this Section 18 shall be void at the option of Landlord, and Landlord may exercise any or all of its rights under
Section 23. A consent to one transfer shall not be deemed to be a consent to any subsequent transfer. "Transfer" shall include any sublease, assignment, license or concession agreement, change in ownership or control of Tenant, mortgage or hypothecation of this lease or Tenant's interest therein or in all or a portion of the Premises.

   (b) OFFER TO LANDLORD. Tenant acknowledges that the terms of this lease, including the Minimum Annual Rent, have been based on the understanding that Tenant physically shall occupy the Premises for the entire Term. Therefore, upon Tenant's request to transfer all or a portion of the Premises, at the option of Landlord, Tenant and Landlord shall execute an amendment to this lease removing such space from the Premises, Tenant shall be relieved of any liability with respect to such space and Landlord shall have the right to lease such space to any party, including Tenant's proposed transferee.

   (c) CONDITIONS. Notwithstanding the above, the following shall apply to any transfer, with or without Landlord's consent:

        (i) As of the date of any transfer, Tenant shall not be in default under this lease nor shall any act or omission have occurred which would constitute a default with the giving of notice and/or the passage of time.

        (ii) No transfer shall relieve Tenant of its obligation to pay the Rent and to perform all its other obligations hereunder. The acceptance of Rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this lease or to be a consent to any transfer.

        (iii) Each transfer shall be by a written instrument in form and substance satisfactory to Landlord which shall (A) include an assumption of liability by any transferee of all Tenant's obligations and the transferee's ratification of and agreement to be bound by all the provisions of this lease,
(B) afford Landlord the right of direct action against the transferee pursuant to the same remedies as are available to Landlord against Tenant and (C) be executed by Tenant and the transferee.

        (iv) Tenant shall pay, within 10 days of receipt of an invoice which shall be no less than $250, Landlord's reasonable attorneys' fees and costs in connection with the review, processing and documentation of any transfer for which Landlord's consent is requested.

19.    SUBORDINATION;  MORTGAGEE'S RIGHTS.
       ----------------------------------

   (a) This lease shall be subordinate to any first mortgage or other primary encumbrance now or hereafter affecting the Premises. Although the subordination is self-operative, within 10 days after written request, Tenant shall execute and deliver any further instruments confirming such subordination of this lease and any further instruments of attornment that may be desired by any such mortgagee or Landlord. However, any mortgagee may at any time subordinate its mortgage to this lease, without Tenant's consent, by giving written notice to Tenant, and thereupon this lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery; provided, however, that such subordination shall not affect any mortgagee's right to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such mortgage and the execution of this lease.

   (b) It is understood and agreed that any mortgagee shall not be liable to Tenant for any funds paid by Tenant to Landlord unless such funds actually have been transferred to such mortgagee by Landlord.

   (c) Notwithstanding the provisions of Sections 12 and 13 above, Landlord's obligation to restore the Premises after a casualty or condemnation shall be subject to the consent and prior rights of Landlord's first mortgagee.

20.    RECORDING; TENANT'S CERTIFICATE.  Tenant shall not record this lease or a
       -------------------------------
memorandum thereof without Landlord's prior written consent. Within 10 days after Landlord's written request from time to time:

   (a) Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying the Commencement Date and Expiration Date of this lease, that this lease is in full force and effect and has not been modified and otherwise as set forth in the form of estoppel certificate attached as Exhibit "D" or with such modifications as may be necessary to reflect accurately the stated facts and/or such other certifications as may be requested by a mortgagee or purchaser. Tenant understands that its failure to execute such documents may cause Landlord serious financial damage by causing the failure of a financing or sale transaction.

   (b) Tenant shall furnish to Landlord, Landlord's mortgagee, prospective mortgagee or purchaser reasonably requested financial information.

21.    SURRENDER; ABANDONED PROPERTY.
       -----------------------------

   (a) Subject to the terms of Sections 9(b), 12(a) and 13(b), at the expiration or termination of this lease, Tenant promptly shall yield up in the same condition, order and repair in which they are required to be kept throughout the Term, the Premises and all improvements thereto, and all fixtures and equipment servicing the Building, ordinary wear and tear excepted.

   (b) Upon or prior to the expiration or termination of this lease, Tenant shall remove any personal property from the Property. Any personal property remaining thereafter shall be deemed conclusively to have been abandoned, and Landlord, at Tenant's expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property as its property. If any part thereof shall be sold, then Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage and any Rent due under this lease.

   (c) If Tenant, or any person claiming through Tenant, shall continue to occupy the Premises after the expiration or termination of this lease or any renewal thereof, such occupancy shall be deemed to be under a month-to-month tenancy under the same terms and conditions set forth in this lease, except that the monthly installment of the Minimum Annual Rent during such continued occupancy shall be double the amount applicable to the last month of the Term. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord's prior written consent shall constitute a default hereunder and shall be subject to all the remedies available to Landlord.

22.    CURING TENANT'S DEFAULTS.  If Tenant shall be in default in the
       ------------------------
performance of any of its obligations hereunder, Landlord, without any obligation to do so, in addition to any other rights it may have in law or equity, may elect to cure such default on behalf of Tenant after written notice (except in the case of emergency) to Tenant. Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest thereon from the respective dates of Landlord's incurring such costs, which sums and costs together with interest shall be deemed additional rent.

23.    DEFAULTS - REMEDIES.
       -------------------

       (a)  Defaults.  It shall be an event of default:

             (i) If Tenant does not pay in full when due any and all Rent;

            (ii) If Tenant fails to observe and perform or otherwise breaches any other provision of this lease;

           (iii) If Tenant abandons the Premises, which shall be conclusively presumed if the Premises remain unoccupied for more than 10 consecutive days, or removes or attempts to remove Tenant's goods or property other than in the ordinary course of business; or

            (iv) If Tenant becomes insolvent or bankrupt in any sense or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant's assets is commenced, or if any of the real or personal property of Tenant shall be levied upon; provided, however, that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute a default until such proceeding has continued unstayed for more than 60 consecutive days.

   (b) REMEDIES. Then, and in any such event, Landlord shall have the following rights:

        (i) To charge a late payment fee equal to the greater of $100 or 5% of any amount owed to Landlord pursuant to this lease which is not paid within 5 days after the due date.

       (II) To enter and repossess the Premises, by breaking open locked doors if necessary, and remove all persons and all or any property therefrom, by action at law or otherwise, without being liable for prosecution or damages therefor, and Landlord may, at Landlord's option, make alterations and repairs in order to relet the Premises and relet all or any part(s) of the Premises for Tenant's account. Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting. In the event of reletting without termination of this lease, Landlord may at any time thereafter elect to terminate this lease for such previous breach.

        (iii) To accelerate the whole or any part of the Rent for the balance of the Term, and declare the same to be immediately due and payable.

         (iv) To terminate this lease and the Term without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken.

   (c) GRACE PERIOD. Notwithstanding anything hereinabove stated, neither party will exercise any available right because of any default of the other, except those remedies contained in subsection (b)(i) of this Section, unless such party shall have first given 10 days written notice thereof to the defaulting party, and the defaulting party shall have failed to cure the default within such period; provided, however, that:

        (i) No such notice shall be required if Tenant fails to comply with the provisions of Sections 10 or 20(a), in the case of emergency as set forth in
Section 22 or in the event of any default enumerated in subsections (a)(iii) and
(iv) of this Section.

       (ii) Landlord shall not be required to give such 10 days notice more than 2 times during any 12 month period.

      (iii) If the default consists of something other than the failure to pay money which cannot reasonably be cured within 10 days, neither party will exercise any right if the defaulting party begins to cure the default within the 10 days and continues actively and diligently in good faith to completely cure said default.

       (IV) Tenant agrees that any notice given by Landlord pursuant to this Section which is served in compliance with Section 27 shall be adequate notice for the purpose of Landlord's exercise of any available remedies.

   (d) NON-WAIVER; NON-EXCLUSIVE. No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by Tenant's default shall not constitute a waiver of Landlord's right to recover damages hereunder. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of Rent due, or Landlord's right to pursue any other available remedy.

   (e) COSTS AND ATTORNEYS' FEES. If either party commences an action against the other party arising out of or in connection with this lease, the prevailing party shall be entitled to have and recover from the losing party attorneys' fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.

24.    REPRESENTATIONS OF TENANT. Tenant represents to Landlord and agrees that:
       -------------------------

   (a) The word "TENANT" as used herein includes the Tenant named above as well as its successors and assigns, each of which shall be under the same obligations and liabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this lease as Tenant. Each and every of the persons named above as Tenant shall be bound jointly and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant immediate or remote, unless Tenant has complied with the terms of Section 18 and the assignment to such assignee is permitted or has been approved in writing by Landlord. Any notice required or permitted by the terms of this lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all thereof.

   (b) If Tenant is a corporation, partnership or any other form of business association or entity, Tenant is duly formed and in good standing, and has full corporate or partnership power and authority, as the case may be, to enter into this lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this lease constitutes a valid and binding obligation enforceable in accordance with its terms. Tenant shall provide

Landlord with corporate resolutions or other proof in a form acceptable to Landlord, authorizing the execution of this lease at the time of such execution.

25.    LIABILITY OF LANDLORD.  The word "LANDLORD" as used herein includes the
       ---------------------
Landlord named above as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this lease as Landlord. Any such person or entity, whether or not named herein, shall have no liability hereunder after it ceases to hold title to the Premises except for obligations already accrued (and, as to any unapplied portion of Tenant's Security Deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest) and Tenant shall look solely to Landlord's successor in interest for the performance of the covenants and obligations of the Landlord hereunder which thereafter shall accrue. Neither Landlord nor any principal of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this lease or the Premises, and if Landlord is in breach or default with respect to Landlord's obligations under this lease or otherwise, Tenant shall look solely to the equity of Landlord in the Property for the satisfaction of Tenant's claims. Notwithstanding the foregoing, no mortgagee or ground lessor succeeding to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall be (a) liable for any previous act or omission of a prior landlord, (b) subject to any rental offsets or defenses against a prior landlord or (c) bound by any amendment of this lease made without its written consent, or by payment by Tenant of Minimum Annual Rent in advance in excess of one monthly installment.

26.  INTERPRETATION; DEFINITIONS.
     ---------------------------

   (a) CAPTIONS. The captions in this lease are for convenience only and are not a part of this lease and do not in any way define, limit, describe or amplify the terms and provisions of this lease or the scope or intent thereof.

   (b) ENTIRE AGREEMENT. This lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. This lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word "INCLUDING" followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation. Both parties having participated fully and equally in the negotiation and preparation of this lease, this lease shall not be more strictly construed, nor any ambiguities in this lease resolved, against either Landlord or Tenant.

   (c) COVENANTS. Each covenant, agreement, obligation, term, condition or other provision herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this lease unless otherwise expressly provided. All of the terms and conditions set forth in this lease shall apply throughout the Term unless otherwise expressly set forth herein.

   (d) INTEREST. Wherever interest is required to be paid hereunder, such interest shall be at the highest rate permitted under law but not in excess of 15% per annum.

   (e) SEVERABILITY; GOVERNING LAW. If any provisions of this lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein. This lease shall be construed and enforced in accordance with the laws of the state in which the Property is located.

   (f) "MORTGAGE" AND "MORTGAGEE." The word "MORTGAGE" as used herein includes any lien or encumbrance on the Premises or the Property or on any part of or interest in or appurtenance to any of the foregoing, including without limitation any ground rent or ground lease if Landlord's interest is or becomes a leasehold estate. The word "MORTGAGEE" as used herein includes the holder of any mortgage, including any ground lessor if Landlord's interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.

   (g) "PERSON." The word "person" is used herein to include a natural person, a partnership, a corporation, an association and any other form of business association or entity.

   (h) PROPORTIONATE SHARE. At any time or times, upon request of Landlord or of any tenant of the Building, the method for allocating Tenant's Proportionate Share of any Impositions, cost, charge, rent, expense or payment then or thereafter payable shall be redetermined by an independent qualified expert. The cost of such redetermination shall be borne by the tenants of the Building in the same proportion as that determined by such expert for reallocation of said relevant sum; except that if such redetermination is requested by a tenant, the cost thereof shall be borne entirely by such tenant if the proportionate share of said relevant sum allocable to such tenant as the result of such redetermination shall not vary by at least 5% from the amount which would have been allocable to such tenant in accordance with the percentage based on square foot area.

27.    NOTICES.  Any notice or other communication under this lease shall be in
       -------
writing and addressed to Landlord or Tenant at their respective addresses specified at the beginning of this lease, except that after the Commencement Date Tenant's address shall be at the Premises, (or to such other address as either may designate by notice to the other) with a copy to any mortgagee or other party designated by Landlord. Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed received on the day of actual receipt by the intended recipient or on the business day delivery is refused. The giving of notice by Landlord's attorneys, representatives and agents under this Section shall be deemed to be the acts of Landlord; however, the foregoing provisions governing the date on which a notice is deemed to have been received shall mean and refer to the date on which a party to this lease, and not its counsel or other recipient to which a copy of the notice may be sent, is deemed to have received the notice.

28.  SECURITY DEPOSIT.  At the time of signing this lease, Tenant shall deposit
     ----------------
with Landlord the Security Deposit to be retained by Landlord as cash security for the faithful performance and observance by Tenant of the provisions of this lease. Tenant shall not be entitled to any interest whatever on the Security Deposit. Landlord shall have the right to commingle the Security Deposit with its other funds. Landlord may use the whole or any part of the Security Deposit for the payment of any amount as to which Tenant is in default hereunder or to compensate Landlord for any loss or damage it may suffer by reason of Tenant's default under this lease. If Landlord uses all or any portion of the Security Deposit as herein provided, within 10 days after written demand therefor, Tenant shall pay Landlord cash in amount equal to that portion of the Security Deposit used by Landlord. If Tenant shall comply fully and faithfully with all of the provisions of this lease, the Security Deposit shall be returned to Tenant after the Expiration Date and surrender of the Premises to Landlord.

   IN WITNESS WHEREOF, and in consideration of the mutual entry into this lease and for other good and valuable consideration, and intending to be legally bound, Landlord and Tenant have executed this lease.


Date signed:                 LANDLORD:

                             LIBERTY PROPERTY LIMITED PARTNERSHIP
________________________
                             By:  Liberty Property Trust, Sole General Partner



                                  By:  _______________________________________
                                        Name:  James J. Mazzarelli
                                        Title: Senior Vice President


Date signed:                 TENANT:

________________________     __________________________________________

Attest:

________________________     By:_________________________________________
Name:                           Name:   Allen M. Barnett
Title:                          Title:  President

                                 RIDER
                                 -----

  (Section numbers used herein refer to Section numbers used in the Lease Agreement. In the event of any inconsistency between the terms of the Lease Agreement and the terms of this Rider, the terms of this Rider shall control)

  1.(c)(iii)       Insert a new Section 1.(c)(iii) as follows:

                   "`Possession Date':  The date of this lease."

  3. On the first (1st) line, delete "knows the" and substitute therefor "is familiar with the observable".

  7.(a)            At the end of this Section, add:

  "Operating Expenses shall not include the following:

                   (i)  Landlord's home office expense;

                   (ii)  Leasing commissions;

                   (iii) Specific costs billed to and paid by specific tenants or other third parties;

                   (iv)  Depreciation;

                   (v) Principal, interest, and other costs directly related to financing the Property;

                   (vi) The cost of any repairs or general maintenance to the extent of the proceeds of insurance paid to Landlord;

                   (vii) The wages and salaries of any employee of Landlord above the level of building manager and not involved in the day-to-day operation and maintenance of the Building and the Property;

                   (viii)  fit-up work performed and paid for by other tenants;

                   (ix) interest on debt or amortization or other payment on any mortgage or rental under any ground lease or other underlying lease;

                   (x) materials and services in substantial and material amounts or to a substantial or material degree provided to other Building tenants other than those which are also provided to Tenant without additional charge;

                   (xi) cost of electricity furnished to areas not included in Common Areas of the Property and paid for by other tenants;

                   (xii)  rent credits;

                   (xiii) advertising expenditures;

                   (xiv) costs incurred by Landlord for curing intentional violations of law by Landlord;

                   (xv) brokerage, accounting, legal, architectural, engineering and other costs incurred in leasing or procuring tenants;

                   (xvi) costs of curing defects in the original design or construction of the Building;

                   (xvii)  costs of sale of the Property or any part thereof;

                   (xviii) any costs for which Landlord is otherwise entitled to and receives reimbursement;

                   (xix) any interest and penalties incurred by Landlord by reason of late payments, to the extent such payments are made late on an intentional basis by Landlord; and

                   (xx) fees or charges paid to any party affiliated with Landlord on account of the provision by such entity of goods or services constituting Operating Expenses of the Building to the extent such fees or charges exceed the fees or charges that would have been incurred to an independent entity in an arms' length transaction."

  7.(b)(i)         On the first (1st) line after "income", add "corporation
business, estate, succession, inheritance, corporate franchise, real estate transfer, mortgage, recording,".

  7.(e)            Landlord reserves the right to require Tenant to install, at
Tenant's sole cost and expense, a submeter to measure Tenant's water consumption and to pay to Landlord all amounts for water usage indicated on such submeter.

  8.     At the end of this Section, add:
         --------------------------------

         "Landlord shall provide, at its sole cost and expense, Building standard tenant identification signs at the front and rear entrances to the Premises and on the Building directory sign."

  9.(b)              On the first (1st) line after "aggregate", add "and the
alterations provided for in Exhibit `E'."

                     On the second (2nd) line after "consent", add "which consent shall not be unreasonably withheld or denied".

  12.                On the fifth (5th) line, change "180" to "120".

  13.(c)             On the second (2nd) line after "expenses", add"..., trade
fixtures".

  15. On the first (1st) line, delete "of Landlord" in the caption and insert "(a)" prior to "Subject."

                     Add subsection (b) as follows:

                     "(b) Subject to Section 7(c)(iii), Landlord will protect, indemnify, and hold harmless Tenant and its Agents from and against any and all claims, actions, damages, liability and expense (including fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property in or about the Property (other than the Premises) which is occasioned wholly or in part by any act or omission of Landlord or its Agents, whether prior to, during or after the Term, except to the extent such loss, injury or damage was caused by the negligence of Tenant or its Agents. In case any action or proceeding is brought against Tenant and/or its Agents by reason of the foregoing, Landlord, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonably acceptable to Tenant and its Agents) designated by the insurer whose policy covers such occurrence or by counsel designated by Landlord and approved by Tenant and its Agents. Landlord's obligations pursuant to this
Section 15 shall survive the expiration or termination of this lease."


  16. At the beginning of this Section, add "To the extent of insurance proceeds actually collected under insurance policies required to be or maintained by the parties hereunder,".

  18.   On the second (2nd) line after "withheld", add "or denied".

  19.(a) Add at the end of this Section:

         "Notwithstanding the foregoing, the subordination provisions of this
          -------------------------------------------------------------------
Section 19(a) are subject to the express condition that so long as Tenant is not
--------------------------------------------------------------------------------
in default in its obligations hereunder, (a) Tenant's possession shall not be
--------------------------------------------------------------------------------
disturbed by any such mortgagee, and (b) this Lease shall not be cancelled by
--------------------------------------------------------------------------------
any such mortgagee and shall continue in full force and effect upon such
--------------------------------------------------------------------------------
foreclosure or recovery of possession as a direct lease between Tenant and the
--------------------------------------------------------------------------------
party acquiring the interest of Landlord, upon all of the terms, conditions and
--------------------------------------------------------------------------------
agreements set forth in this lease."
------------------------------------

  25. On the fifth (5th) line after "successor in interest", add "and assumption in writing by such successor of the obligations of Landlord hereunder", and after "Tenant shall", add "then".

  29.            Completion by Tenant.  The Premises shall be completed by
                 ---------------------
Tenant and its contractor(s), at Tenant's sole expense, in accordance with plans (the "Plans") to be attached hereto, which shall be prepared based upon the plans or the description of the improvements and the specifications (the "Specifications") attached hereto as Exhibit "E". Landlord hereby consents to the alterations Tenant intends to make to the Premises in accordance with Exhibit "E", provided that Tenant complies with Sections 9 and 10 of this lease and subject to the following conditions:

                 (a) Promptly after the date hereof, Landlord shall cause its architect (the "Architect") to prepare the Plans which shall be in sufficient detail to obtain building permits for construction of the improvements. Landlord shall pay up to $15,000 for the preparation of the Plans and any other plans or specifications required by Tenant to complete the improvements, any excess to be paid by Tenant to the Architect within 30 days after receipt of invoice.

                 (b) Prior to commencement of construction, Tenant shall deliver to Landlord a certificate of insurance for each of Tenant's contractors evidencing adequate insurance coverage and naming Liberty Property Limited Partnership and Liberty Property Trust, Landlord's agent, as additional insureds.

                 (c) Prior to commencement of construction, Tenant shall deliver to Landlord a copy of the building permit for construction of the improvements.

                 (d) In addition to the right of Landlord and its Agents to inspect the Premises set forth in Section 11 of this lease, Landlord and its Agents shall have the right to conduct a walk-through inspection of the Premises as completed by Tenant.

                 (e) The warranties from Tenant's contractor(s) shall be for the benefit of Landlord as well as Tenant and Tenant shall deliver such warranties to Landlord upon receipt. Receipt of such warranties shall be a condition precedent to Landlord's payment obligation set forth in subsection
(g)(ii).

                 (f) All construction shall be done in a good and workmanlike manner and shall comply at the time of completion with all Laws and Requirements. Tenant shall deliver to Landlord copies of all certificates of occupancy, permits, inspection reports, approvals and licenses required to be issued by any governmental or quasi-governmental authority in connection with Tenant's construction, all of which shall be obtained at Tenant's sole cost and expense. It is expressly understood that exterior pads and tanks are subject to the approval of the Pencader Owners' Association Architectural Review Committee, which approval Landlord will endeavor to obtain on Tenant's behalf.

                 (g) The parties further agree as follows:

                     (i) On the Possession Date, Landlord shall deliver the Premises to Tenant in its "as is" "where is" condition.

                     (ii) Upon substantial completion of the improvements and occupancy by Tenant, Landlord shall pay to Tenant a construction allowance in the amount of $400,000 to be used solely to pay for costs of construction of the improvements shown on the Plans and for no other purpose, subject to Landlord's prior receipt of the Letter of Credit (as hereinafter defined) and subject further, at Landlord's election, to inspection by Landlord or its representative to confirm completion of the work, as set forth in subparagraph (d) above. Except as set forth in this subsection and in subsection 29(a), Landlord shall have no further obligation whatsoever to pay for any costs incurred in connection with such improvements.

                     (iii) During the period between the Possession Date and the Commencement Date, Tenant shall have the right to perform improvements to the Premises and, upon substantial completion thereof to occupy the Premises, and Tenant shall abide by the terms and conditions of this lease as if the Term of this lease had already commenced, except that Tenant shall have no obligation to pay the minimum annual rent or Tenant's Proportionate Share of those Operating Expenses set forth in Sections 7(b), (c) and (d), it being understood that Tenant shall, during such period, be responsible for payment of its Proportionate Share of site lighting and water and sewer, as well as all electric and gas consumed on the Premises.

  30.   Letter of Credit. On or before 30 days prior to the anticipated date of
        ----------------
substantial completion of the improvements to be performed pursuant to Section 29, Tenant shall deliver to Landlord, as security for the performance of Tenant's obligations under the lease, an unconditional, irrevocable letter of credit in the amount of $200,000 (the "Letter of Credit") issued to Landlord by a reputable commercial bank reasonably acceptable to Landlord having offices in the Philadelphia or Wilmington area, which Letter of Credit shall be in substantially the form attached hereto as Exhibit "F." The Letter of Credit shall have a term of not less than 1 year from the Commencement Date and Tenant shall cause renewals of such Letter of Credit for not less than 1 year periods to be delivered to Landlord at least 30 days prior to the original or any extended expiration date of the Letter of Credit. In the event Landlord has not received any renewal of the Letter of Credit within 15 days prior to the then expiration date thereof, Landlord shall have the right to present the Letter of Credit for payment and to hold the proceeds in cash pursuant to the terms of
Section 28 of the lease. At any time that Landlord has the right to exercise its rights and remedies based upon an event of default by Tenant under the lease, Landlord may, in addition to all of its other rights and remedies provided for in the lease, present the Letter of Credit for payment and apply the proceeds thereof (or cash held by Landlord in lieu thereof as above set forth) on account of sums due to Landlord under the lease. In the event Tenant shall fully and faithfully comply with all of the covenants, agreements and conditions of the lease, Landlord shall return the Letter of Credit, undrawn (or the proceeds thereof if the Letter of Credit was previously presented for payment), to Tenant as herein set forth.

        Provided Tenant is not then and has not been in default under the lease, the amount of the Letter of Credit shall be reduced to the following amounts at the indicated times:

        Upon payment of the monthly installment of Rent due for the 37th full month after the Commencement Date - $157,891.00.

        Upon payment of the monthly installment of Rent due for the 49th full month after the Commencement Date - $141,487.00.

        Upon payment of the monthly installment of Rent due for the 61st full month after the Commencement Date - $123,367.00.

        Upon payment of the monthly installment of Rent due for the 73rd full month after the Commencement Date - $103,348.00.

        Upon payment of the monthly installment of Rent due of the 85th full month after the Commencement Date - $81,234.00.

        Upon payment of the monthly installment of Rent due for the 97th full month after the Commencement Letter, the Letter of Credit shall no longer be required and shall be returned to Tenant.

  31.   Brokers.  The parties agree that they have dealt with no
        -------
brokers in connection with this lease, except for McConnell Real Estate whose
                                                            -----------
commission shall be paid by Landlord pursuant to separate agreement. Each party agrees to indemnify and hold the other harmless from any and all claims for commissions or fees in connection with the Premises and this lease from any other real estate brokers or agents with whom they may have dealt. The parties acknowledge that approximately 1 year ago Tenant contacted Landlord through Deaton McCue Commercial Real Estate ("Deaton McCue") with respect to property owned by Landlord in Delaware. In the event Deaton McCue makes a claim for a
                  --
commission in connection with this lease, Tenant shall indemnify, defend and hold Landlord harmless from any liabilities or expenses (including reasonable attorneys' fees) incurred by Landlord in connection with such claim.

  32.   Option to Renew.
        ---------------

        (a) Provided Tenant is not then in default hereunder, Tenant shall have the right and option, exercisable by giving Landlord prior written notice thereof more than 10 months in advance of the Expiration Date of the original term or the first additional term, as the case may be, to extend the term of this lease under the same terms and conditions (except for minimum annual rent and this option to renew) as herein set forth for 2 additional terms of 5 years, the additional terms to begin on the Expiration Date of the original term or the first additional term, as the case may be.

        (b) The minimum annual rent for the additional term shall be equal to the fair market rental value of the Premises. If Landlord and Tenant cannot agree as to the fair market rental value within 30 days after receipt of Tenant's notice to Landlord under subsection 32(a), this Section 32 shall be of no further force or effect and Landlord shall have the right to market the Premises to third parties.

  33.   Additional Contiguous Space.  If and when either of the spaces
                 ---------------------------
which are contiguous to the Premises and shown as "Additional Space" on Exhibit "A" (individually, the "Additional Space") first becomes available for rental during the term or any additional term of this lease and provided that Landlord has not given Tenant notice of default more than 2 times during the immediately preceding 12 months, that there then exists no event of default by Tenant under this lease nor any event that with the giving of notice and/or the passage of time would constitute a default, and that Tenant is the sole occupant of the Premises, Tenant shall have the right of first offer to lease all of the Additional Space, subject to the following:

        (a) Landlord shall notify Tenant when the Additional Space first becomes available for rental by any party other than the tenant then in occupancy of the Additional Space and Tenant shall have 7 days following receipt of such notice within which to notify Landlord in writing that Tenant is interested in negotiating terms for leasing such Additional Space and to have its offer considered by Landlord prior to the leasing by Landlord of the Additional Space to a third party. If Tenant notifies Landlord within such time period that Tenant is so interested, then Landlord and Tenant shall have 30 days following Landlord's receipt of such notice from Tenant within which to negotiate mutually satisfactory terms for the leasing of the Additional Space by Tenant and to execute an amendment to this lease incorporating such terms or a new lease for the Additional Space.


  (b) If Tenant does not notify Landlord within such 7 days of its interest in leasing the Additional Space or if Tenant does not execute such amendment or lease within such 30 days, if applicable, then this right of first offer to lease the Additional Space will lapse and be of no further force or effect and Landlord shall have the right to lease all or part of the Additional Space to any other party at any time on any terms and conditions acceptable to Landlord.

  (c) This right of first offer to lease the Additional Space is a one-time right if and when each Additional Space first becomes available, is personal to Tenant and is non-transferable to any assignee or sublessee (regardless of whether any such assignment or sublease was made with or without Landlord's consent) or other party.



  34.   Right Of First Refusal To Purchase.
        -----------------------------------

        (a) If at any time during the term of this lease, except as set forth in subsections (b) and (c) below, Landlord desires to sell the Premises to a non-related entity for full consideration, Landlord agrees to notify Tenant of such desire.

Tenant shall advise Landlord within 10 days after receiving such notice if Tenant is interested in negotiating terms for purchase of the Premises by Tenant. If Tenant fails to respond within such time period and/or if Tenant is not interested in purchasing the Premises, then Tenant shall have no further right hereunder to purchase the Premises. However, if Tenant notifies Landlord within such time period that Tenant is interested in purchasing the Premises, then Landlord and Tenant shall have 30 days following Landlord's receipt of such notice from Tenant within which to negotiate and execute a mutually satisfactory agreement for the sale of the Premises to Tenant.

        (i) In the event that Landlord and Tenant fail to enter into an agreement of sale and purchase within such 30 days, then Tenant shall have no further right hereunder to purchase the Premises. Thereafter, Landlord may negotiate with any third party for the sale and purchase of the Premises; provided, however, that Landlord will not finally enter into an agreement of sale with any third party for a purchase price equal to or less than the highest price offered by Tenant during the 30 day negotiating period between Landlord and Tenant unless Landlord first allows Tenant 10 days within which to agree to purchase the Premises pursuant to all of the terms and conditions agreed to by such third party.

        (ii) If Landlord and Tenant enter into an agreement of sale and purchase but transfer of the Premises to Tenant is not consummated for any reason other than Landlord's default under such agreement of sale and purchase, then Tenant shall have no further right hereunder to purchase the Premises.

      (b) Tenant's right of first refusal set forth above shall not apply to any transfer of the Premises in mortgage foreclosure, by deed in lieu of foreclosure or as part of a settlement with the mortgagee nor shall such right apply to any efforts by Landlord to sell the Premises as part of a package transaction which includes one or more other properties owned by Landlord or its affiliates. In the case of any such mortgage related or package transaction, Tenant shall have no rights relating to the purchase of the Premises and no such rights shall survive the conveyance of the Premises by Landlord pursuant to a mortgage related or package transaction.

      (c) Landlord shall have no obligation to notify Tenant of Landlord's intention to sell and Tenant shall have no right to purchase the Premises at any time during which Tenant is in default under any of the provisions of this lease. The right of first refusal set forth in this Section shall terminate automatically if at any time during the Term, including without limitation at any time after Landlord and Tenant enter into an agreement of sale and purchase, Tenant defaults under any of the provisions of this lease and Landlord gives Tenant written notice of such default; in which event this Section shall be deemed to be null and void and of no further force or effect. In addition, Tenant's right of first refusal shall terminate automatically if Tenant transfers this lease (as described in Section 18) or if the Premises is wholly or partially destroyed by casualty or taken by a condemnation or otherwise for any public or quasi-public use.


Lease Commencement Certificate (Exhibit "B")
--------------------------------------------

3.   At the end of this paragraph, add "(subject to renewal option)".

  Location:
 . Easy access to I-95, I-295, the New Jersey Turnpike and the Pennsylvania
  Turnpike.
 . Philadelphia International Airport - 30 minutes.
 . AMTRAK service just 15 miles away in nearby Wilmington.
 . Delaware Port just minutes away.
 . 1 hour north of the Baltimore/Washington D.C. corridor.

                                 [FLOOR PLAN]

                                     [MAP]

  Features:
 . 130,785 square foot, high bay warehouse.
 . 30' clear height.
 . 40' x 42' column spacing.
 . ESFR sprinkler system.
 . 120' truck service court.
 . 6" concrete floors.
 . 1200 amp, 277/480 volt, 3 phase electrical service.
 . 168'-210' building depths.
 . Tailgate loading w/deck leveler capability.
 . Public water and sewer.
 . M-1 zoning.

                                   LIBERTY
                              ------------------
                                PROPERTY TRUST
                                                  Fax: (302) 325-9297
18 Boulden Circle Suite 4 New Castle, Delaware Office: (302) 322-4142
---------------------------------------------------------------------
---------------------------------------------------------------------

                                  EXHIBIT "A"

                                  EXHIBIT "B"
                        LEASE COMMENCEMENT CERTIFICATE

  The undersigned, as duly authorized officers and/or representatives of LIBERTY PROPERTY LIMITED PARTNERSHIP ("Landlord") and Astropower, Inc. ("Tenant"),
                                               ________________
hereby agree as follows with respect to the Lease Agreement (the "Lease") between them for premises located at 231 Lake Drive, Suite 3, Newark, DE 19702
                                     _________________________________________
(the "Premises"):

1.    DATE OF LEASE:      __________________________, 19____

2.    COMMENCEMENT DATE:  __________________________, 19____

3.    EXPIRATION DATE:    __________________________, 19____

   4. Rent and operating expenses due on or before the Commencement Date for the period from the Commencement Date until the first day of the next calendar month (Not applicable if the Commencement Date is the first day
                       ___
       of the calendar month):

          APPORTIONED MINIMUM RENT:      $______________
          APPORTIONED OPERATING EXPENSES:    $______________
          TOTAL:              $______________

          Thereafter regular monthly payments due in the following amounts until adjusted in accordance with the Lease:

          MONTHLY RENT INSTALLMENT:      $______________
          MONTHLY OPERATING PAYMENT:    $______________
          TOTAL MONTHLY PAYMENT:  $______________

   5. Tenant certifies that, as of the date hereof, (a) the Lease is in full force and effect and has not been amended, (b) Tenant has no offsets or defenses against any provision of the Lease and (c) Landlord has substantially completed any improvements to be performed by Landlord in accordance with the Lease, excepting the Punch List items set forth on the Schedule attached hereto and initialed by Landlord and Tenant, if any.

      IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound, have executed this Certificate as of ___________________, 19____.

                             LANDLORD:

                             LIBERTY PROPERTY LIMITED PARTNERSHIP

                             By:   Liberty Property Trust, Sole General Partner


                             By:___________________________________________
                                  Name:  James J. Mazzarelli
                                  Title: Senior Vice President

Witness/Attest:

                                  TENANT:  Astropower, Inc.

                                  By:  ____________________________________
                                          Name:  Allen M. Barnett
                                          Title: President

                                      EXHIBIT "C"



                                      BUILDING RULES


  1. As stated in the lease, Tenant shall not use the Premises as a "place of public accommodation" as defined in the Americans with Disabilities Act of 1990, which identifies the following categories into one or more of which a business must fall to be a "place of public accommodation":

          a.   Places of lodging (examples: hotel, motel)
          b.   Establishments serving food or drink (examples: bar, restaurant)
          c. Places of exhibition or entertainment (examples: motion picture house, theater, stadium, concert hall)
          d. Places of public gathering (examples: auditorium, convention center, lecture hall)
          e. Sales or rental establishments (examples: bakery, grocery store, hardware store, shopping center)
          f. Service establishments (examples: bank, laundromat, barber shop, funeral parlor, hospital, gas station, business offices such as lawyer, accountant, healthcare provider or insurance office)
          g. Stations used for specified public transportation (examples: bus terminal, depot)
          h. Places of public display or collection (examples: museum, library, gallery)
          i.   Places of recreation (examples: park, zoo, amusement park)
          j. Places of education (examples: nursery, elementary, secondary, private or other undergraduate or postgraduate school)
          k. Social service center establishments (examples: day-care center, senior citizen center, homeless shelter, food bank, adoption agency)
          l. Places of exercise or recreation (examples: gym, health spa, bowling alley, golf course)

  2. Any sidewalks, lobbies, passages and stairways shall not be obstructed or used by Tenant for any purpose other than ingress and egress from and to the Premises. Landlord shall in all cases retain the right to control or prevent access by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, peace or character of the Property.

  3. The toilet rooms, toilets, urinals, sinks, faucets, plumbing or other service apparatus of any kind shall not be used for any purposes other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith or left in any lobbies, passages, elevators or stairways.

  4. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. No person shall go on the roof without Landlord's permission.

  5. Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and Tenant shall not install any window covering which would affect the exterior appearance of the Building, except as approved in writing by Landlord. Tenant shall not remove, without Landlord's prior written consent, any shades, blinds or curtains in the Premises.

  6. Without Landlord's prior written consent, Tenant shall not hang, install, mount, suspend or attach anything from or to any sprinkler, plumbing, utility or other lines. If Tenant hangs, installs, mounts, suspends or attaches anything from or to any doors, windows, walls, floors or ceilings, Tenant shall spackle and sand all holes and repair any damage caused thereby or by the removal thereof at or prior to the expiration or termination of the lease. If Tenant elects to seal the floor, Tenant shall seal the entire unfinished floor area within the Premises. If Tenant elects to paint all or any portion of the Premises, Tenant, prior to the termination of the lease, shall restore all or such portion(s) of the Premises to the painted or unpainted condition thereof as of the Commencement Date.

  7. Tenant shall not change any locks nor place additional locks upon any doors and shall surrender all keys and passes at the end of the Term.

  8. Tenant shall not use nor keep in the Building any matter having an offensive odor, nor explosive or highly flammable material, nor shall any animals other than seeing eye dogs in the company of their masters be brought into or kept in or about the Premises.

  9. If Tenant desires to introduce electrical, signalling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or the Premises and to require the changing of wiring connections or layout at Tenant's expense, to the extent that Landlord may deem necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the number of the office to which said wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating same.

  10. Tenant shall not place weights anywhere beyond the safe carrying capacity of the Building.

  11. The use of rooms as sleeping quarters is strictly prohibited at all times.

  12. Tenant shall have the right, at Tenant's sole risk and responsibility, to use its proportional share of the parking spaces at the Property as reasonably determined by Landlord. Tenant shall comply with all parking regulations promulgated by Landlord from time to time for the orderly use of the vehicle parking areas, including without limitation the following: Parking shall be limited to automobiles, passenger or equivalent vans, motorcycles, light four wheel pickup trucks and (in designated areas) bicycles. No vehicles shall be left in the parking lot overnight. Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow within the Property or with loading and unloading areas of other tenants. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use. All vehicles entering or parking in the parking areas shall do so at owner's sole risk, and Landlord assumes no responsibility for any damage, destruction, vandalism or theft. Tenant shall cooperate with Landlord in any measures implemented by Landlord to control abuse of the parking areas, including without limitation access control programs, tenant and guest vehicle identification programs, and validated parking programs, provided that no such validated parking program shall result in Tenant being charged for spaces to which it has a right to free use under its lease. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas. Any vehicle which violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence.

  13. If Landlord designates the Building as a non-smoking building and provides outdoor smoking area(s), Tenant and its Agents shall not smoke in the Building.

  14. If at Tenant's request, Landlord consents to Tenant having a dumpster at the Property, Tenant shall locate the dumpster in the area designated by Landlord and shall keep and maintain the dumpster clean and painted with lids and doors in good working order and, at Landlord's request, locked.

  15. Tenant shall provide Landlord with a written identification of any vendors engaged by Tenant to perform services for Tenant at the Premises (examples: cleaners, security guards/monitors, trash haulers, telecommunications installers/maintenance).

  16. Tenant shall cause all of Tenant's Agents to comply with these Building Rules.

  17. Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules and regulations as, in Landlord's reasonable judgment, may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the Property. Notice of any action by Landlord referred to in this paragraph, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing lease. New rules or regulations will not, however, be unreasonably inconsistent with the proper and rightful enjoyment of the Premises by Tenant under the lease.

  18. These Building Rules are not intended to give Tenant any rights or claims in the event that Landlord does not enforce any of them against any other tenants or if Landlord does not have the right to enforce them against any other tenants and such non-enforcement will not constitute a waiver as to Tenant.

  19. Tenant shall be deemed to have read these Building Rules and to have agreed to abide by them as a condition to Tenant's occupancy of the Premises.

                                  EXHIBIT "D"
                          TENANT ESTOPPEL CERTIFICATE
                          ---------------------------

  Please refer to the documents described in Schedule 1 hereto, (the "Lease Documents") including the "Lease" therein described; all defined terms in this Certificate shall have the same meanings as set forth in the Lease unless otherwise expressly set forth herein. The undersigned Tenant hereby certifies that it is the tenant under the Lease. Tenant hereby further acknowledges that it has been advised that the Lease may be collaterally assigned in connection with a proposed financing secured by the Property and/or may be assigned in connection with a sale of the Property and certifies both to Landlord and to any and all prospective mortgagees and purchasers of the Property, including any trustee on behalf of any holders of notes or other similar instruments, any holders from time to time of such notes or other instruments, and their respective successors and assigns (the "Mortgagees") that as of the date hereof:

  1.  The information set forth in attached Schedule 1 is true and correct.

  2. Tenant is in occupancy of the Premises and the Lease is in full force and effect, and, except by such writings as are identified on Schedule 1, has not been modified, assigned, supplemented or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the Premises, whether oral or written.

  3. All conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed.

  4. Tenant is not in default under the Lease Documents, Tenant has not received any notice of default under the Lease Documents, and, to Tenant's knowledge, there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Tenant under the Lease Documents.

  5. Tenant has not paid any Rent due under the Lease more than 30 days in advance of the date due under the Lease and Tenant has no rights of setoff, counterclaim, concession or other rights of diminution of any Rent due and payable under the Lease except as set forth in Schedule 1.

  6. To Tenant's knowledge, there are no uncured defaults on the part of Landlord under the Lease Documents, Tenant has not sent any notice of default under the Lease Documents to Landlord, and there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Landlord thereunder, and that at the present time Tenant has no claim against Landlord under the Lease Documents.

  7. Except as expressly set forth in Part G of Schedule 1, there are no provisions for any, and Tenant has no, options with respect to the Premises or all or any portion of the Property.

  8. Except as set forth on Part M of Schedule 1, no action, voluntary or involuntary, is pending against Tenant under federal or state bankruptcy or insolvency law.

  9. The undersigned has the authority to execute and deliver this Certificate on behalf of Tenant and acknowledges that all Mortgagees will rely upon this Certificate in purchasing the Property or extending credit to Landlord or its successors in interest.

  10. This Certificate shall be binding upon the successors, assigns and representatives of Tenant and any party claiming through or under Tenant and shall inure to the benefit of all Mortgagees.

  IN WITNESS WHEREOF, Tenant has executed this Certificate this _____ day of ___________, 19____.

                                ______________________________________________
                                  Name of Tenant


                                  By:_________________________________________

                                  Title:______________________________________

                   SCHEDULE 1 TO TENANT ESTOPPEL CERTIFICATE

                   Lease Documents, Lease Terms and Current Status
                   _______________________________________________


A.  Date of Lease:

B.  Parties:

    1.  Landlord:

    2.  Tenant d/b/a:

C.  Premises known as:

D.  Modifications, Assignments, Supplements or Amendments to Lease:



E.  Commencement Date:

F.  Expiration of Current Term:

G.  Options:

H.  Security Deposit Paid to Landlord:  $

I.  Current Fixed Minimum Rent (Annualized):  $

J.  Current Additional Rent (and if applicable, Percentage Rent)(Annualized):  $

K.  Current Total Rent:  $

L.  Square Feet Demised:

M.  Tenant's Bankruptcy or other Insolvency Actions:

                                  EXHIBIT "F"

                           FORM OF LETTER OF CREDIT


Liberty Property Limited Partnership, its successors and assigns
65 Valley Stream Parkway, Suite 100
Great Valley Corporate Center
Malvern, PA  19355

     Re:  Irrevocable Letter of Credit No. _____
          For U.S. $200,000.00

Gentlemen:

     We hereby issue our Irrevocable Letter of Credit No. ______ in favor of Liberty Property Limited Partnership, its successors and assigns for the account of AstroPower, Inc.

     We undertake to honor your drafts At Sight on us not to exceed U.S. $200,000 when accompanied by:

     1. Statement on letterhead of the beneficiary that the amount of the accompanying draft is due and owing to Liberty Property Limited Partnership pursuant to the terms of Section 30 of that certain Lease Agreement dated ___________________, 1998 between Liberty Property Limited Partnership and AstroPower, Inc.

     This Letter of Credit is valid until _______________________ and drafts drawn hereunder, when accompanied by the statement referred to above, will be honored if presented to us at our office at ________________________________________ on or before that date.

     All drafts must be marked "Drawn under Letter of Credit No.
___________________ dated _________________________."

     We hereby agree with the drawers, endorsers, and bona fide holders of all drafts drawn under and in compliance with the terms of this credit, that such drafts will be duly honored upon presentation to the drawee.

     There are no other conditions to this Letter of Credit.

                                    Very truly yours,

                                    [NAME OF BANK]


                                    By:___________________________
                                                            [Title]